Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc. One Convenience Blvd. Ankeny, IA 50021	Nasdaq Symbol CASY CONTACT Bill Walljasper (515) 965-6505

Casey’s Counters Tough Gas Market with

Improved Store Sales

Ankeny, Iowa, December 7, 2004—Casey’s General Stores, Inc. (Nasdaq symbol CASY) today reported basic earnings of $0.22 per share for the second quarter of fiscal 2005 ended October 31, 2004, down from $0.32 a year ago. Earnings year to date were $0.54 compared with $0.60 the previous midyear. “Despite the challenging gasoline environment, we are pleased with our achievements in the second quarter, especially with the gains made inside our stores,” said Chairman and CEO Ronald M. Lamb.

Gasoline—Casey’s gasoline goal is to increase same-store gallons sold at least 2% with an average margin of at least 10.5 cents. “We gained ground on same-store gallons sold in the quarter. Rising wholesale prices, however, lowered our average margin to 9.7 cents from 11.9 cents for the same period a year ago,” Lamb explained. “The lower margin held our gasoline gross profit to $25.2 million, down from $30 million.” As of midyear, gallons sold increased to 522.9 million, the average margin was above goal at 10.8 cents, and gasoline gross profit was $56.3 million.

Grocery & Other Merchandise (G&OM)—The G&OM goal is to increase same-store sales 2.9% with an average margin over 32%. Year to date, total sales were up 5.5% to $384.2 million with an average margin of 31%, same-store sales increased 3.3%, and gross profit rose 2.8% to $119.3 million. Lamb stated, “We are responding to changes cigarette manufacturers made in their wholesale programs, and analysis of point-of-sale data is adding significantly to our success at managing merchandise effectively.”

Prepared Food & Fountain (PF&F)—The goal for PF&F is to increase same-store sales 6% with an average margin over 60%. For the year to date, total sales rose 11.7% to $105.9 million with an average margin of 59.6%, same-store sales climbed 7.4%, and gross profit was up 7.7% to $63.1 million. Lamb gave new menu and fountain offerings and better inventory control as reasons for greater profitability. “We’ve experienced exceptional growth the past six quarters,” Lamb added, “and we are confident there is more growth ahead.”

Point of Sale (POS)—The Company intends to have over 900 stores with full POS by fiscal year-end. At midyear, the total was 740. “Our accelerated installation rate will enable us to exceed this goal,” said Lamb. “We now are developing a platform for implementing the data warehouse and business intelligence software we tested in the first quarter. We believe the additional refinements in our data analysis processes gained from this initiative will enhance operational efficiencies.”

Operating Expenses—The Company’s goal for operating expenses is to hold the percentage increase to no more than the percentage increase in inside sales. Year to date, total inside sales were up 6.8% to $490.1 million while operating expenses were up 8.2% to $168 million. Total gross profit rose 3.5% to $240.2 million. “A substantial rise in the number of credit card transactions and higher credit card totals for gasoline led to a 30% increase in bank charges,” Lamb elaborated, “but overall we are managing our expenses well. Our ongoing priority is to increase gross profit.”

Expansion—The Company’s final goal is to acquire at least 43 stores and build 15 new stores to achieve 3.5% total store growth. As of October 31, Casey’s had constructed 5 new stores, completed 4 acquisitions, signed written agreements for another 25, and negotiated preliminary agreements for 5 more stores. “We anticipate closing the majority of our written agreements in the next quarter,” Lamb stated. “There continue to be ample acquisition opportunities, and we are aggressively pursuing them.”

At its December meeting, the Board of Directors declared a quarterly dividend of $0.04 per basic share. The dividend is payable February 15, 2005 to shareholders of record on February 1, 2005.

***

Casey’s General Stores, Inc.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three months ended October 31,		Six months ended October 31,
	2004	2003	2004	2003
Net sales	$717,027	$611,103	$1,451,508	$1,220,858
Franchise revenue	302	463	630	966

Total revenue	$717,329	$611,566	$1,452,138	$1,221,824

Cost of goods sold	$600,664	$493,634	$1,211,316	$988,874
Operating expenses	84,105	77,723	168,044	155,257
Depreciation and amortization	12,897	12,317	25,566	24,482
Interest, net	2,572	3,056	5,371	6,301

	$700,238	$586,730	$1,410,297	$1,174,914

Income before income taxes	$17,091	$24,836	$41,841	$46,910
Federal and state income taxes	6,085	9,066	14,896	17,123

Net income	$11,006	$15,770	$26,945	$29,787

Basic earnings per share	$.22	$.32	$.54	$.60
Weighted average shares outstanding	50,087	49,833	50,062	49,799
Diluted earnings per share	$.22	$.32	$.54	$.60
Weighted average shares outstanding	50,277	50,017	50,247	49,966

Casey’s General Stores, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	October 31, 2004	April 30, 2004
Assets
Current assets
Cash and cash equivalents	$59,476	$45,887
Receivables	7,722	5,751
Inventories	78,365	77,895
Prepaid expenses	6,879	6,392
Income taxes receivable	13,868	10,882

Total current assets	$166,310	$146,807

Other assets, net of amortization	1,195	1,154
Property and equipment, net of accumulated depreciation October 31, 2004 $432,815 April 30, 2004 $409,969	702,974	686,625

Total assets	$870,479	$834,586

Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt	$33,275	$28,345
Accounts payable	97,159	83,388
Accrued expenses	38,685	34,107

Total current liabilities	$169,119	$145,840

Long-term debt, net of current maturities	$127,473	$144,158
Deferred income taxes	106,031	99,159
Deferred compensation	5,846	5,635

Total liabilities	$408,469	$394,792

Total shareholders’ equity	462,010	439,794

Total liabilities and shareholders’ equity	$870,479	$834,586

Certain statements in this news release, including any discussion of management expectations for future periods, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from future results expressed or implied by those statements. Casey’s disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Sales and Gross Profit by Product

(Dollars in thousands)

	Gasoline	Grocery & other merchandise	Prepared food & fountain	Other	Total
Six months ended 10/31/04
Sales	$950,264	$384,221	$105,919	$11,104	$1,451,508
Gross profit	$56,267	$119,279	$63,101	$1,545	$240,192
Margin	5.9%	31.0%	59.6%	13.9%	16.5%
Gasoline gallons	522,863

Six months ended 10/31/03
Sales	$747,783	$364,098	$94,830	$14,147	$1,220,858
Gross profit	$55,534	$116,060	$58,609	$1,781	$231,984
Margin	7.4%	31.9%	61.8%	12.6%	19.0%
Gasoline gallons	511,156

Gasoline Gallons

Same-store Sales Growth

(Stores open for at least one full year)

	Q1	Q2	Q3	Q4	Fiscal Year
F2005	-1.4%	0.8%
F2004	6.4	3.4	0.7%	1.7%	3.1
F2003	-5.5	-5.1	-4.4	4.1	-3.0
F2002	6.3	11.5	17.7	2.0	9.2

Gasoline Margin

(Cents per gallon)

	Q1		Q2		Q3		Q4		Fiscal Year
F2005	11.8	¢	9.7	¢
F2004	9.8		11.9		9.1	¢	9.5	¢	10.1
F2003	9.9		11.7		11.9		10.4		11.0
F2002	9.3		10.2		7.5		10.4		9.3

Grocery & Other Merchandise

Same-store Sales Growth

(Stores open for at least one full year)

	Q1	Q2	Q3	Q4	Fiscal Year
F2005	1.9%	4.7%
F2004	0.6	-0.5	-1.2%	2.8%	0.4
F2003	4.2	0.8	-3.1	-1.9	0.6
F2002	8.7	10.6	19.0	9.7	11.7

Grocery & Other Merchandise

Margin

	Q1	Q2	Q3	Q4	Fiscal Year
F2005	31.3%	30.8%
F2004	31.5	32.3	30.8%	29.2%	31.0
F2003	31.0	33.0	30.6	31.2	31.5
F2002	32.9	30.6	27.0	30.4	30.3

Prepared Food & Fountain

Same-store Sales Growth

(Stores open for at least one full year)

	Q1	Q2	Q3	Q4	Fiscal Year
F2005	5.8%	8.8%
F2004	5.8	4.1	4.5%	7.6%	5.5
F2003	2.8	2.0	-2.9	2.4	1.1
F2002	7.0	7.6	15.4	3.5	8.3

Prepared Food & Fountain

Margin

	Q1	Q2	Q3	Q4	Fiscal Year
F2005	58.7%	60.4%
F2004	60.8	62.8	60.3%	58.5%	60.6
F2003	59.1	60.1	60.3	58.0	59.4
F2002	54.9	53.9	56.8	56.2	55.4

Corporate information is available at this Web site: http://www.caseys.com. Earnings will be reported during a conference call on December 8, 2004. The call will be broadcast live over the Internet at 9:30 a.m. CDT via the

Investor Relations section of our Web site and will be available in an archived format.